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                                                                    EXHIBIT 24.1
                                POWER OF ATTORNEY

      Each of the persons signing his name below confirms, as of the date appearing opposite his signature, that James G. Azlein and Randy L. Elkins, and each of them, are authorized on his behalf to sign and to submit to the Securities and Exchange Commission such filings on Form 10-K as are required by the Securities Exchange Act of 1934. Each person so signing also confirms the authority of James G. Azlein and Randy L. Elkins and each of them to do and perform on his behalf any and all acts and things requisite or necessary to assure compliance by the signing person with the Form 10-K filing requirements. The authority confirmed herein shall remain in effect as to each person signing his name below until such time as the Commission shall receive from such person a written communication terminating or modifying the authority.

      This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Name                                       Title                   Date
----------------------------               -----------------       -------------


/s/ James E. Craddock                       Director                10/24/07
---------------------------
James E. Craddock


/s/ Dennis Carlton                          Director                10/25/07
---------------------------
Dennis Carlton


/s/ David E. Preng                          Director                10/25/07
---------------------------
David E. Preng


/s/ Costa Vrisakis                          Director                10/25/07
---------------------------
Costa Vrisakis